Exhibit 99.1

Contact:
Jon W. Clark
Chief Financial Officer
(888) 686-0112
-Or-
Brittany A. Sanders
Investor Relations
(888) 686-0112
Gramercy Property Trust Reports First Quarter 2016 Financial Results
Highlights

•
Generated Core FFO of $76.9 million or $0.18 per diluted common share for the first quarter of 2016 compared to $20.8 million or $0.13 per diluted common share for the first quarter of 2015, an increase of 38.5% per diluted common share.

•
Generated NAREIT defined funds from operations ("FFO") of $62.1 million or $0.15 per diluted common share for the first quarter of 2016 compared to $17.0 million or $0.11 per diluted common share for the first quarter of 2015, an increase of 36.4% per diluted common share.

•
Generated adjusted funds from operations ("AFFO") of $72.7 million or $0.17 per diluted common share for the first quarter of 2016 compared to $16.9 million or $0.11 per diluted common share for the first quarter of 2015, an increase of 54.5% per diluted common share.

•
During the first quarter of 2016, disposed of four multi-tenant office portfolios in Weston, Florida, Cincinnati, Ohio, Jersey City, New Jersey and Sterling, Virginia for an aggregate sale price of approximately $646.3 million equating to a weighted average cap rate of 5.7%. Aggregate sale price reflects 100% of gross proceeds for the Weston, Florida property, of which the Company owned 80% through a joint venture. The cap rate assumes no Net Operating Income ("NOI") for vacant 70 Hudson and stabilized 2016 cash NOI for 90 Hudson, which is adjusted for free rent credits granted to the buyer.

•
Acquired three properties in two separate transactions for an aggregate purchase price of approximately $52.8 million (7.6% initial cap rate; 9.3% annualized straight-line cap rate) with a weighted average lease term at closing of approximately 17.6 years in the first quarter of 2016.

•
Subsequent to quarter end, the Company acquired a 12-building industrial portfolio for an aggregate purchase price of approximately $115.2 million (8.1% initial cap rate; 8.9% annualized straight-line cap rate) with a weighted average lease term of approximately 13.3 years at closing.

•	The Company declared a first quarter 2016 dividend of $0.11 per common share. The dividend was paid on April 15, 2016 to holders of record as of March 31, 2016.

•	As of March 31, 2016, the Company maintained approximately $939.8 million of liquidity at quarter end compared to approximately $681.3 million of liquidity reported at the end of the prior quarter.

•
During the first quarter of 2016, the Company extinguished $329.7 million of mortgage debt, which included the Company's 80% share of the debt associated with the Weston, FL office portfolio which was extinguished at the time of sale in January 2016, and reduced borrowings on the Revolving Credit Facility by $175.0 million.

•
Subsequent to quarter end, the Company agreed to sell its 80% interest in a nine property European joint venture with Goodman Group to the Company's European property fund, which will also buy out Goodman’s 20% interest in the venture.

Summary
NEW YORK, N.Y. – May 4, 2016 – Gramercy Property Trust (NYSE: GPT) today reported a net loss to common shareholders of $(2.5) million, or $(0.01) per diluted common share for the three months ended March 31, 2016. For the quarter, the Company generated FFO of $62.1 million, or $0.15 per diluted common share. FFO and net loss to common shareholders includes loss on extinguishment of debt, acquisition costs and a mark-to-market charge on interest rate swaps aggregating to $6.1 million or $0.01 per diluted common share for the quarter ended March 31, 2016. For the quarter, the Company generated Core FFO of $76.9 million, or $0.18 per diluted common share. The Company generated AFFO of $72.7 million, or $0.17 per diluted common share for the three months ended March 31, 2016. A reconciliation of FFO, Core FFO and AFFO to net income available to common shareholders is included on page 7 of this press release.
For the first quarter of 2016, the Company recognized total revenues of approximately $120.5 million, an increase of 72.1% over total revenues of $70.0 million reported in the prior quarter.
Property Acquisitions
In the first quarter of 2016, the Company acquired three properties in two separate transactions for a total purchase price of approximately $52.8 million (7.6% initial cap rate; 9.3% annualized straight-line cap rate) with a weighted average lease term at closing of approximately 17.6 years.
First quarter 2016 property acquisitions are summarized in the chart below:

(Dollar amount in thousands)
Acq. Date	Location	MSA	Major Tenants	Property Type	Square Feet	Purchase Price	Occupancy	Acq. Cash NOI	S/L NOI
1/28/2016	Bedford Park, IL	Chicago	Checkers Industrial Products	Manufacturing	246,060	$12,500	100%	$923	$1,064
1/28/2016	Moselle, MS	Other	Checkers Industrial Products	Manufacturing	150,000	3,250	100%	300	346
2/22/2016	Indianapolis, IN	Indianapolis	Specialty Bakery	Cold Storage	225,586	37,000	100%	2,784	3,482
					621,646	$52,750	100%	$4,007	$4,891
Subsequent to quarter end, the Company acquired a 12-building industrial portfolio for an aggregate purchase price of approximately $115.2 million (8.1% initial cap rate; 8.9% annualized straight-line cap rate) with a weighted average lease term of approximately 13.3 years at closing.
Property Dispositions
Per the Company's previously announced disposition plan, the Company disposed of four multi-tenant office portfolios in Weston, Florida, Cincinnati, Ohio, Jersey City, New Jersey and Sterling, Virginia for an aggregate sale price of approximately $646.3 million equating to a weighted average in place cap rate of 5.7%. Aggregate sale price reflects 100% of gross proceeds for the Weston, Florida property, of which the Company owned 80% through a joint venture. The cap rate assumes no NOI for vacant 70 Hudson and stabilized 2016 cash NOI for 90 Hudson, which is adjusted for free rent credits granted to the buyer.
First quarter 2016 property dispositions are summarized in the chart below:

(Dollar amount in thousands)
Disp Date	Location	MSA	Major Tenants	Property Type	Square Feet	Sale Price	Disp. Cash NOI
1/13/2016	Weston, FL(1)	South Florida	Multi-Tenant	Office	388,113	$114,786	$7,349
2/8/2016	Blue Ash, OH	Cincinnati	Multi-Tenant	Office	540,867	87,000	7,874
2/25/2016	Jersey City, NJ(2)	New York/New Jersey	Multi-Tenant	Office	857,940	299,000	11,981
3/29/2016	Sterling, VA	Baltimore/Washington	Multi-Tenant	Office	696,387	145,500	9,704
					2,483,307	$646,286	$36,908

(1)	Weston, FL metrics represent 100% share of the joint venture. The Company's pro-rata share was 80%.

(2)	Cash NOI represents stabilized 2016 cash NOI for 90 Hudson, which excludes free rent credits.

NOI derived from office assets represents approximately 41% of the Company's aggregate U.S. portfolio NOI on March 31, 2016 as compared to 47% on December 31, 2015. Pro-forma for the acquisition of the 12-building industrial portfolio that occurred subsequent to quarter end, this number drops to 40%.

In connection with the property dispositions, the Company extinguished $288.3 million of mortgage debt, including the Company's 80% share of the debt associated with the Weston, FL office portfolio.
Gramercy European Property Fund
During the first quarter of 2016, the Company contributed €2.2 million to Gramercy Property Europe plc ("Gramercy Europe"). Gramercy Europe acquired three properties in three separate transactions for a total purchase price of approximately €37.4 million and partially funded with €18.3 million non-recourse mortgage financings in the first quarter of 2016. Gramercy Europe contributed a net loss of $0.7 million to the Company's earnings for the quarter.
Since its inception in December 2014, the Company has contributed a total of €25.4 million to Gramercy Europe. As of quarter end, Gramercy Europe had acquired 15 properties aggregating approximately 3.9 million square feet in 11 separate transactions for a total purchase price of approximately €275.0 million.
Subsequent to quarter end, the Company agreed to sell its 80% interest in a European joint venture with an affiliate of Goodman Group (“Goodman”) to Gramercy Europe.  In a separate transaction, Gramercy Europe will also buy out Goodman’s 20% interest in the venture, which owns eight logistics warehouses in Germany and one logistics warehouse in France.  The buildings being acquired aggregate 5.4 million square feet and are 100% leased to single tenant occupiers with a weighted average lease term of 6.0 years.  Closing on Gramercy Europe’s acquisition of Goodman’s 20% interest is expected in late-May 2016 and closing on its acquisition of the Company’s 80% interest is expected in late-June 2016.  Both transactions are subject to confirmatory diligence reviews by purchaser and satisfaction of customary closing conditions.  Three United Kingdom properties held in a separate Company joint venture with Goodman and one United Kingdom property that is 100% owned by the Company are excluded from the transaction.
Leasing Activity
During the first quarter of 2016, the Company executed three new leases and two lease renewals aggregating 465,372 square feet for an average lease term of 7.5 years. In addition, four new leases and two renewals commenced during the first quarter of 2016 aggregating 357,302 square feet for an average lease term of 10.6 years.
Gramercy Asset Management
The Company's asset and property management business, which operates under the name Gramercy Asset Management, currently manages for third parties approximately $900.0 million of commercial properties, including approximately $459.0 million in Europe.
In the first quarter of 2016, Gramercy Asset Management recognized fee revenues of $5.0 million in property management, asset management, and administrative fees, as compared to $4.7 million for the prior quarter. The increase in fees of approximately $948 thousand for the first quarter of 2016 is primarily attributable to incentive fees earned on properties sold in the managed portfolio but partially offset by declining property management fees due to the reduction in the overall size of the managed portfolio as compared to prior year.
Corporate
As of March 31, 2016, the Company maintained approximately $939.8 million of liquidity at quarter end, as compared to approximately $681.3 million of liquidity reported at the end of the prior quarter. Liquidity includes $67.1 million of unrestricted cash as compared to approximately $128.0 million reported at the end of the prior quarter. Additionally, liquidity includes $145.5 million of cash from sold properties, which is held in escrow for future acquisitions as of March 31, 2016. During the quarter, the Company repaid $175.0 million previously drawn on the Senior Unsecured Revolving Credit Facility. As of March 31, 2016, there were $122.8 million of borrowings outstanding under the Revolving Credit Facility. The Company extinguished $504.7 million of debt during the first quarter of 2016.
Management, general and administrative ("MG&A") expenses were $7.7 million for the quarter ended March 31, 2016 compared to $5.5 million in the prior quarter. MG&A expenses includes non-cash stock compensation costs of approximately $1.2 million and $910 thousand for the three months ended March 31, 2016 and December 31, 2015, respectively. MG&A reflects a full quarter of cost related to the larger scale of the business subsequent to the Chambers Street merger consummated on December 17, 2015. In addition, MG&A for the first quarter of 2016 includes additional legal and audit costs aggregating approximately $594.5 thousand related to regulatory filings completed during the quarter and costs related to the class action lawsuits brought by purported legacy shareholders. Although the parties have entered into a memorandum of understanding which provides for settlement, the Company has incurred legal fees as the settlement remains outstanding.
Dividends

The Board of Trustees authorized and the Company declared a dividend of $0.11 per common share for the first quarter of 2016. The first quarter dividend was paid on April 15, 2016 to holders of record as of March 31, 2016.

The Company’s Board also declared a first quarter 2016 dividend on the Company’s 7.125% Series A Cumulative Redeemable Preferred Shares in the amount of $0.44531 per share, payable on March 31, 2016 to preferred shareholders of record as of the close of business on March 15, 2016.

Company Profile
Gramercy Property Trust is a leading global investor and asset manager of commercial real estate. The Company specializes in acquiring and managing single-tenant, net-leased industrial and office properties purchased through sale-leaseback transactions or directly from property developers and owners. The Company focuses on income producing properties leased to high quality tenants in major markets in the United States and Europe.
To review the Company's latest news releases and other corporate documents, please visit the Company's website at www.gptreit.com or contact Investor Relations at (888) 686-0112.
Conference Call
The Company's executive management team will host a conference call and audio webcast on Wednesday, May 4, 2016, at 2:00 PM EDT to discuss first quarter 2016 financial results. Presentation materials will be posted prior to the call on the Company's website, www.gptreit.com.
Interested parties may access the live call by dialing 1-888-317-6003, or for international participants 1-412-317-6061, using passcode 2026542. Additionally, the live call will be webcast in listen-only mode on the Company's website at www.gptreit.com in the Investor Relations section.

A replay of the call will be available at 5:00 PM EDT on May 4, 2016 through midnight on May 18, 2016 by dialing 1-877-344-7529, or for international participants 1-412-317-0088, using the access code 10082848.
Disclaimer
Non GAAP Financial Measures
The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 7 of this release.

Gramercy Property Trust
Condensed Consolidated Balance Sheets
(Unaudited, dollar amounts in thousands, except per share data)

	March 31, 2016	December 31, 2015
Assets:
Real estate investments, at cost:
Land	$683,110	$702,557
Building and improvements	3,279,424	3,313,747
Less: accumulated depreciation	(114,389)	(84,627)
Total real estate investments, net	3,848,145	3,931,677
Cash and cash equivalents	67,124	128,031
Restricted cash	166,552	17,354
Investment in unconsolidated equity investments	527,269	580,000
Servicing advances receivable	—	1,382
Retained CDO bonds	8,786	7,471
Assets held for sale, net	10,548	420,485
Tenant and other receivables, net	43,209	34,234
Acquired lease assets, net of accumulated amortization of $84,671 and $54,323	631,048	682,174
Deferred costs, net of accumulated amortization of $1,558 and $892	17,152	13,950
Goodwill	3,477	3,568
Other assets	24,999	14,192
Total assets	$5,348,309	$5,834,518
Liabilities and Equity:
Liabilities:
Senior unsecured revolving credit facility	$122,760	$296,724
Exchangeable senior notes, net	107,205	106,581
Mortgage notes payable, net	491,360	530,222
Senior unsecured notes, net	148,935	99,124
Senior unsecured term loans, net	1,225,000	1,225,000
Total long-term debt, net	2,095,260	2,257,651
Accounts payable and accrued expenses	29,667	59,808
Dividends payable	46,790	8,980
Accrued interest payable	5,860	4,546
Deferred revenue	36,041	36,031
Below market lease liabilities, net of accumulated amortization of $21,240 and $17,083	238,115	242,456
Liabilities related to assets held for sale	376	291,364
Derivative instruments, at fair value	27,461	3,442
Other liabilities	9,060	8,271
Total liabilities	2,488,630	2,912,549
Commitments and contingencies	—	—
Noncontrolling interest in operating partnership	11,334	10,892
Equity:
Common shares, par value $0.01, 421,500,741 and 420,523,153 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively.	4,215	4,205
Series A cumulative redeemable preferred shares, par value $0.01, liquidation preference $87,500, 3,500,000 shares authorized, issued and outstanding at March 31, 2016.	84,394	84,394
Additional paid-in-capital	3,880,925	3,879,932
Accumulated other comprehensive loss	(20,527)	(5,751)
Accumulated deficit	(1,100,285)	(1,051,454)
Total shareholders' equity	2,848,722	2,911,326
Noncontrolling interest in other partnerships	(377)	(249)
Total equity	2,848,345	2,911,077
Total liabilities and equity	$5,348,309	$5,834,518

Gramercy Property Trust
Condensed Consolidated Statements of Operations
(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Revenues
Rental revenue	$92,095	$31,190
Third-party management fees	5,046	8,186
Operating expense reimbursements	22,582	8,138
Investment income	443	238
Other income	379	183
Total revenues	120,545	47,935
Operating Expenses
Property operating expenses	24,169	8,383
Property management expenses	4,521	5,166
Depreciation and amortization	58,248	18,698
General and administrative expenses	7,722	4,773
Acquisition and merger-related expenses	410	3,506
Total operating expenses	95,070	40,526
Operating Income	25,475	7,409
Other Expense:
Interest expense	(21,953)	(6,270)
Equity in net loss of unconsolidated equity investments	(2,755)	(1)
Loss on extinguishment of debt	(5,757)	—
Income (loss) from continuing operations before provision for taxes	(4,990)	1,138
Provision for taxes	(703)	(1,114)
Income (loss) from continuing operations	(5,693)	24
Income (loss) from discontinued operations	4,640	(62)
Net loss	(1,053)	(38)
Net loss attributable to noncontrolling interest	120	42
Net income (loss) attributable to Gramercy Property Trust	(933)	4
Preferred share dividends	(1,559)	(1,559)
Net loss available to common shareholders	$(2,492)	$(1,555)
Basic earnings per share:
Net loss from continuing operations, after preferred dividends	$(0.02)	$(0.01)
Net income from discontinued operations	0.01	—
Net loss available to common shareholders	$(0.01)	$(0.01)
Diluted earnings per share:
Net loss from continuing operations, after preferred dividends	$(0.02)	$(0.01)
Net income from discontinued operations	0.01	—
Net loss available to common shareholders	$(0.01)	$(0.01)
Basic weighted average common shares outstanding	420,181,216	149,115,357
Diluted weighted average common shares and common share equivalents outstanding	420,181,216	149,115,357

Gramercy Property Trust
Reconciliation of Non-GAAP Financial Measures
(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Net loss attributable to common shareholders and unitholders	$(2,492)	$(1,555)
Add:
Depreciation and amortization	58,248	18,698
FFO adjustments for unconsolidated equity investments	11,306	78
Net loss attributed to noncontrolling interest	(120)	(42)
Net income (loss) from discontinued operations	(4,640)	62
Less:
Non real estate depreciation and amortization	(236)	(216)
Funds from operations attributable to common shareholders and unitholders	$62,066	$17,025
Add:
Acquisition costs	410	3,506
Core FFO adjustments for unconsolidated equity investments	4,123	—
Loss on extinguishment of debt	3,827	—
European Fund setup costs	—	221
Net income from discontinued operations related to properties	4,644	—
Mark-to-market on interest rate swaps	1,830	—
Core funds from operations attributable to common shareholders and unitholders	$76,900	$20,752
Add:
Non-cash share-based compensation expense	1,150	834
Amortization of market lease assets	3,994	870
Amortization of deferred financing costs and non-cash interest	117	575
Amortization of lease inducement costs	86	44
Non-real estate depreciation and amortization	236	216
Amortization of free rent received at property acquisition	339	579
Less:
AFFO adjustments for unconsolidated equity investments	823	(1)
Straight-lined rent	(6,761)	(2,172)
Amortization of market lease liabilities	(4,157)	(4,822)
Adjusted funds from operations attributable to common shareholders and unitholders	$72,727	$16,875
Funds from operations per share – basic	$0.15	$0.11
Funds from operations per share – diluted	$0.15	$0.11
Core funds from operations per share – basic	$0.18	$0.14
Core funds from operations per share – diluted	$0.18	$0.13
Adjusted funds from operations per share – basic	$0.17	$0.11
Adjusted funds from operations per share – diluted	$0.17	$0.11

Basic weighted average common shares outstanding – EPS	420,181,216	149,115,357
Weighted average non-vested share based payment awards	1,455,871	822,095
Weighted average partnership units held by noncontrolling interest	1,374,302	1,701,391
Weighted average common shares and units outstanding	423,011,389	151,638,843
Diluted weighted average common shares and common share equivalents outstanding – EPS (1)	420,181,216	149,115,357
Weighted average partnership units held by noncontrolling interest	1,374,302	1,701,391
Weighted average non-vested share based payment awards	2,883,465	2,039,175
Weighted average share options	16,336	50,058
Phantom shares	—	488,779
Dilutive effect of Exchangeable Senior Notes	—	1,737,718
Diluted weighted average common shares and units outstanding	424,455,319	155,132,478

(1)
For the three months ended March 31, 2016 and 2015, the diluted weighted average share calculation, which is the denominator in diluted earnings per share, excludes potentially dilutive securities because they would have been anti-dilutive during those periods.

Gramercy Property Trust
Reconciliation of Non-GAAP Financial Measure - continued
(Unaudited, dollar amounts in thousands, except per share data)

Disclaimers
Non-GAAP Financial Measures
The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 7 of this release.
Fund from operations (“FFO”): The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-downs of investments in depreciable real estate and investments in in-substance real estate investments and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to noncontrolling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures.
Core FFO and adjusted funds from operations (“AFFO”): Core FFO and AFFO are presented excluding property acquisition costs, loss on extinguishment of debt, other-than-temporary impairments on retained bonds and other one-time charges. AFFO of the Company also excludes non-cash share-based compensation expense, amortization of above- and below-market leases, amortization of deferred financing costs, amortization of lease inducement costs, non-real estate depreciation and amortization, amortization of free rent received at property acquisition, straight-line rent, and these AFFO adjustments as they pertain to the Company's unconsolidated equity investments. The Company believes that Core FFO and AFFO are useful supplemental measures regarding the Company’s operating performances as they provide a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s operating results.
FFO, Core FFO and AFFO do not represent cash generated from operating activities in accordance with GAAP and should not be considered as alternatives to net income (determined in accordance with GAAP), as indications of our financial performance, or to cash flow from operating activities as measures of our liquidity, nor are they entirely indicative of funds available to fund our cash needs, including our ability to make cash distributions. Our calculations of FFO, Core FFO and AFFO may be different from the calculations used by other companies and, therefore, comparability may be limited.
Forward-looking Information
This press release contains forward-looking information based upon the Company's current best judgment and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with forward-looking information in this release include, but are not limited to, factors that are beyond the Company's control, including the factors listed in the Company's Annual Report on Form 10-K, in the Company's Quarterly Reports on Form 10-Q and in the Company's Current Reports on Form 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the Company's filings with the Securities and Exchange Commission.